UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 15, 2014 (December 10, 2014)

AS SEEN ON TV, INC.
(Exact name of registrant as specified in its charter)
Florida	000-53539	80-0149096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14044 Icot Boulevard Clearwater, Florida 33760 (Address of principal executive offices) (Zip Code) (727) 451-9510 Registrant’s telephone number, including area code

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

As Seen on TV, Inc. (the “Company”) previously entered into a Senior Note Purchase Agreement dated as of April 3, 2014, by and among the Company and the additional purchasers thereto (collectively, the “Credit Parties”), and MIG7 Infusion, LLC (“MIG7”), as amended May 1, 2014 (the “Note Purchase Agreement”).  Pursuant to the Note Purchase Agreement, the Credit Parties sold to MIG7 a senior secured note having a principal amount of $10,180,000 bearing interest at 14% and having a maturity date of April 3, 2015 (the “Note”).  The Note Purchase Agreement was previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed April 8, 2014.

On December 10, 2014, the Company received a letter (the “Notice Letter”) from MIG7 stating that MIG7 believes the Company to be in default of certain terms of the Note Purchase Agreement.  The Company has acknowledged the existence of a number of technical events of default under the Note Purchase Agreement, including the Company not delivering certain reports and documents required under the Note Purchase Agreement, including various interim financial statements, officers’ certificates and management reports, and independent auditor reports, letters, and other related information.  Because certain of these technical defaults have remained outstanding for a period of time greater than 30 days, there has been an automatic increase in the amount of interest payable under the Note from 14% to 18% (or the maximum amount permitted by law, whichever is less), resulting in the owing of additional amounts that may be material to the Company.  In addition, MIG7 currently has the right under the Note Purchase Agreement as a result of these events of default, but has not yet exercised either such right, to declare the entire principal balance of such senior secured note to be immediately due and owing and to sweep and retain 65 percent of all cash deposited in the operating account of the Company until all obligations owing to MIG7 are paid in full.

The Notice Letter includes other alleged failures that the Company has determined, in good faith, do not constitute events of default, and which the Company does not believe have triggered or will trigger any increase in or acceleration of amounts payable under the Note.  However, other potential events of default may occur in the future, any of which would allow MIG7 to declare such an increase or acceleration.  Because such increase or acceleration would be on the same terms as the penalties already assessed or possible as a result of the technical defaults discussed above, however, any additional defaults would not result in additional amounts due under the Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AS SEEN ON TV, INC.

By:	/s/ Shad Stastney
Shad Stastney
Chief Strategy Officer

Date: December 15, 2014

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